                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          National Dentex Corporation
                (Name of Registrant as Specified In Its Charter)

                          National Dentex Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                          NATIONAL DENTEX CORPORATION

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

               TO BE HELD ON TUESDAY, APRIL 4, 2000 AT 10:00 A.M.

TO ALL STOCKHOLDERS OF NATIONAL DENTEX CORPORATION:

     Notice is hereby given that the 2000 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation (the "Company") will be held at The Sky Restaurant, 120 Boston Post Road, Sudbury, Massachusetts, on Tuesday, April 4, 2000 at 10:00 a.m. for the following purposes:

     1. To fix the number of directors of the Company at five and to elect such number of directors for the ensuing year and until their respective successors are chosen and qualified;

     2. To consider and approve the proposed amendment to the Company's 1992 Employees' Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock reserved for issuance under the ESPP by 100,000 shares (representing approximately 2.8% of the outstanding shares);

     3. To consider and act upon the matter of ratifying the selection of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 2000; and

     4. To consider and act upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on February 15, 2000, as the record date for determining the stockholders entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND, THE COMPANY REQUESTS THAT YOU FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                            By Order of the Board of Directors

                                            DONALD H. SIEGEL, Clerk

Dated: March 3, 2000                                        526 Boston Post Road
                                                    Wayland, Massachusetts 01778

                          NATIONAL DENTEX CORPORATION
                              526 Boston Post Road
                          Wayland, Massachusetts 01778

                         ------------------------------

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to the stockholders of National Dentex Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Tuesday, April 4, 2000 at The Sky Restaurant, 120 Boston Post Road, Sudbury, Massachusetts, at 10:00 a.m., and any adjournments or postponements thereof (the "Meeting"). The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, directors or regular employees of the Company by telephone or other verbal communications. The Company may also request banks, brokers, custodians, nominees and other fiduciaries to solicit their customers for shares of the Company registered in their names. The cost of solicitation will be borne by the Company.

     All proxies delivered pursuant to this solicitation are revocable at the option of the person executing the same by filing a notice of such revocation with the Clerk of the Company at any time before the voting of such proxy, or by voting in person at the Meeting. Unless previously revoked, proxies so delivered will be voted at the Meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such stockholder, the proxy will be voted as recommended by the directors.

     This Proxy Statement, the related form of proxy and the Company's Annual Report for the fiscal year ended December 31, 1999 are being mailed together on or about March 3, 2000 to stockholders entitled to notice of and to vote at the Meeting.

                    VOTING SECURITIES AND OWNERSHIP THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on February 15, 2000 are entitled to receive notice of and to vote at the Meeting. The transfer books will not be closed. As of the close of business on February 15, 2000, there were outstanding and entitled to vote 3,551,083 shares of Common Stock, $.01 par value per share (the "Common Stock"). Each share is entitled to one vote.

OWNERSHIP OF VOTING SECURITIES

     The following table sets forth certain information as of February 15, 2000 with respect to the beneficial ownership of the Company's Common Stock by all stockholders known by the Company, based on information provided to the Company by the stockholders, to be beneficial owners of more than 5% of the Company's Common Stock, and the beneficial ownership of Common Stock by directors, certain executive officers and all executive officers and directors as a group.

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP   PERCENTAGE OF
NAME AND ADDRESS                                                   (NUMBER OF          OUTSTANDING
OF BENEFICIAL OWNERS                                                SHARES)(1)          SHARES(1)
--------------------                                           --------------------   -------------
David V. Harkins*...........................................          28,000              0.8%
Jack R. Crosby(2)*..........................................           5,589              0.2%
William H. McClurg*.........................................           7,321              0.2%
Norman F. Strate*...........................................           2,113              0.1%
David L. Brown(3)*+.........................................          23,517              0.7%
Eloy V. Sepulveda(4)+.......................................          18,581              0.5%
Donald E. Merz(5)+..........................................          15,187              0.4%
Thomas E. Gildersleeve(6)+..................................          36,166              1.0%
Arthur B. Champagne(7)+.....................................           5,166              0.2%
Richard F. Becker, Jr.(8)+..................................          20,664              0.6%
Estate of William M. Mullahy (9)+...........................         168,288              4.7%
Wasatch Advisors, Inc. .....................................       1,219,053             34.3%
  150 Social Hall Avenue
  Salt Lake City, UT 84111
Goldman Sachs Group, L.P. ..................................         588,800             16.6%
  85 Broad Street
  New York, NY 10004
Dalton, Greiner, Hartman, Maher & Co. ......................         246,100              6.9%
  1100 Fifth Avenue South
  Naples, FL 34102
Artisan Partners Ltd. Partnership...........................         194,200              5.5%
  1000 North Water Street
  Milwaukee, WI 58203
All executive officers and directors as a group (13
  persons)(10)..............................................         358,589              9.8%

---------------
   * Director of the Company. Such person's address is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

   + Current or former executive officer of the Company. Such person's address is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

 (1) Unless otherwise indicated, each of the persons named on the table has sole voting and investment power with respect to the shares set forth opposite such person's name. With respect to each person or group, percentages are calculated based on the number of shares outstanding plus shares which may be acquired by such person or group within 60 days of February 15, 2000 pursuant to the exercise of outstanding options, warrants or conversion privileges. Information with respect to beneficial ownership is based upon information furnished by such stockholder.

 (2) Includes 5,589 shares held by Rust Capital, Ltd. Mr. Crosby is the President of Rust Capital, Ltd. and under certain circumstances, he could be deemed to be indirectly a beneficial owner of the shares of Common Stock held by Rust Capital, Ltd; however, Mr. Crosby disclaims beneficial ownership of such shares.

 (3) Mr. Brown holds options issued by the Company for 17,000 shares, of which 11,000 are exercisable within 60 days of February 15, 2000.

 (4) Mr. Sepulveda holds options issued by the Company for 15,000 shares, of which 11,000 are exercisable within 60 days of February 15, 2000.

 (5) Mr. Merz holds options issued by the Company for 14,500 shares, of which 9,166 are exercisable within 60 days of February 15, 2000. His holdings also include 233 shares held by his son, as to which Mr. Merz disclaims beneficial ownership.

 (6) Mr. Gildersleeve holds options issued by the Company for 34,666 shares, all of which are exercisable within 60 days of February 15, 2000.

 (7) Mr. Champagne holds options issued by the Company for 8,500 shares, of which 5,166 are exercisable within 60 days of February 15, 2000.

 (8) Mr. Becker holds options issued by the Company for 13,000 shares, of which 8,999 are exercisable within 60 days of February 15, 2000.

 (9) Mr. Mullahy, formerly the Company's Chief Executive Officer, passed away in July, 1999. His estate holds options issued by the Company for 6,666 shares, all of which are exercisable within 60 days of February 15, 2000.

(10) Certain officers, other than the executive officers named in the table, hold options issued by the Company for 18,000 shares, of which 12,333 are exercisable within 60 days of February 15, 2000.

                                 PROPOSAL NO. 1
                        NUMBER AND ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" FIXING THE NUMBER OF DIRECTORS AT FIVE AND FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW.

NUMBER OF AND NOMINEES FOR DIRECTORS

     It is the intention of the persons named as proxies to vote the proxies, unless authority to vote is specifically withheld, to fix the number of directors at five and to elect as directors the nominees listed below to serve as such until the next annual meeting of stockholders and until their respective successors are chosen and qualified. All of the nominees were elected directors by the stockholders at the Company's Special Meeting in Lieu of Annual Meeting of Stockholders in 1999. It is believed that each nominee will be able and willing to serve during the ensuing year. If any one or more of them should be unable or choose not to serve, the persons named as proxies may either vote to fix the number of directors at such lesser number as will equal the number of nominees able and willing to serve, or vote in favor of such other person or persons as the Board of Directors at that time recommends.

     The names and ages of the proposed nominees for directors, their principal occupations during the past five years, any other directorships held by such person in any company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any company registered as an investment company under the Investment Company Act of 1940, as amended, and the year in which they first became directors of the Company, are as follows:

                                                                                          DIRECTOR
NAME                                            AGE                 OFFICE                 SINCE
----                                            ---                 ------                --------
David V. Harkins..............................  59    Chairman of the Board and Director    1982
Jack R. Crosby................................  73    Director                              1992
William H. McClurg............................  63    Director                              1994
Norman F. Strate..............................  59    Director                              1997
David L. Brown................................  59    President and Director                1998

     Mr. Harkins was a founder of the Company and has served as Chairman of the Board and as a director since its inception. Mr. Harkins is President of Thomas
H. Lee Partners, L.P., a private equity investment firm, and has been associated with the Thomas H. Lee Company since its founding in 1975. Mr. Harkins is currently a director of Conseco, Inc., Cott Corporation, First Security Services, Inc., Fisher Scientific International, Inc., Freedom Securities Corporation, Metris Companies, Inc., Stanley Furniture Company, Inc. and Syratech Corporation.

     Mr. Crosby is Chairman of The Rust Group, a private investment partnership headquartered in Austin, Texas. Mr. Crosby serves as a director of several public and privately held companies, including CinemaStar Luxury Theaters, Inc. and Propaganda Film Holdings. Mr. Crosby has been a director of the Company since 1992.

     Mr. McClurg has been President of Load Controls, Inc., since 1984. Load Controls, Inc. manufactures and sells electric motor power sensors and load controls. Mr. McClurg has been a director of the Company since 1994.

     Mr. Strate was Chief Executive Officer of J.F. Jelenko & Co., a supplier of dental products to dental labs, from 1986 until it was acquired by Heraeus, GmbH in 1996. He is a partner in The Strate Group, a merger and acquisitions firm. He is a former member of the Board of Fellows of the Harvard School of Dental Medicine. Mr. Strate joined the Board of Directors of the Company in 1997.

     Mr. Brown served as the Company's Vice President-Finance from 1984 to 1998, as its Chief Financial Officer from 1984 to 1999, and as its Treasurer from 1991 to the present. He was appointed President and a director of the Company in December, 1998. Prior to joining the Company, Mr. Brown held a number of financial positions with the William Underwood Company.

     A quorum being present, the affirmative vote of the holders of a plurality of the shares of Common Stock voting in person or by proxy at the Meeting is required to elect each director. Thus, abstentions or broker non-votes, if any, will not be included in the totals and will have no effect on the outcome of the vote.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     As permitted by the By-Laws of the Company, the Board has established standing Executive, Compensation and Audit Committees. The Company does not have a standing nominating committee or a committee performing similar functions.

     The Executive Committee has been empowered, in the absence of a meeting of the full Board of Directors, to approve the terms of any acquisition by the Company of dental laboratories or other businesses, the purchase price of which shall not exceed $1,000,000. The Executive Committee, of which Messrs. Harkins, McClurg and Brown are members, met three times during 1999.

     The role of the Compensation Committee is described in detail below under "Executive Compensation -- Report of Compensation Committee on Executive Compensation." The Compensation Committee, of which Messrs. Harkins, Crosby, McClurg and Strate are members, met three times during 1999.

     The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the year subject to approval by the stockholders of the Company, reviews the annual financial statements of the Company and any recommended changes or modifications in control procedures and accounting practices and policies, monitors with management and the auditors the Company's system of internal controls and its accounting and reporting practices, reviews compliance with the conflict-of-interest policy and other policies of the Company, and reviews the capital structure of the Company. The Audit Committee, of which Messrs. Harkins, Crosby, McClurg and Strate are members, met three times during 1999.

     During the fiscal year ended December 31, 1999, the Board of Directors met three times. All of the current Directors attended 100% of the meetings of the Board of Directors and all of the committee meetings of which they were members.

     Any stockholder wishing to make a recommendation of a candidate for election as a Company director should submit it to the President of the Company.

     No director or executive officer is related by blood, marriage or adoption to any other director or executive officer of the Company.

COMPENSATION OF DIRECTORS

     "Non-affiliated" directors receive $12,000 annually in compensation and at their election can take such compensation in cash or Common Stock of the Company. Mr. McClurg and Mr. Strate are non-affiliated directors for these purposes. "Affiliated" directors (Messrs. Crosby, Harkins and Brown) do not receive any fee or remuneration for services as a member of the Board of Directors or of any committee of the Board of Directors. Affiliated and non-affiliated directors are reimbursed for expenses incurred in connection with their services.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") has prepared the following report on executive compensation:

     The Committee is composed of four directors who are not employees of the Company. The Committee recommends to the Board the key goals and objectives for the Chief Executive Officer; recommends compensation for the Chief Executive Officer and outside Directors; reviews and recommends to the Board compensation plans submitted by the Chief Executive Officer for all executive officers; ensures that compensation and benefits are at levels which enable the Company to attract, retain and motivate high-quality employees; considers, reviews and recommends to the Board the modification, amendment and establishment of compensation plans and policies; and, upon recommendation of management, reviews and recommends to the Board the number of shares, price per share, conditions and duration for stock issuances under the Company's Long Term Incentive Plan and other stock plans.

     The Committee has attempted to design the components of the compensation program to meet the Company's pay philosophy. Base salaries, the fixed regular periodic component of pay, are conservatively pegged to what the Committee subjectively believes to be competitive with the average level of base salaries paid to executives holding positions entailing similar responsibilities in organizations of similar size. Factors considered in determining the appropriate salary grade for each particular officer include level of responsibility, prior experience and accomplishments and relative importance of the job in terms of achieving corporate objectives. Annual bonuses, which are directly linked to the short-term financial performance of both the operating dental laboratories and the Company as a whole, are designed to provide better than competitive pay only for better than competitive financial performance. Finally, the compensation program includes equity-based plans which reward executives for delivering long-term value to the Company's stockholders. The Long Term Incentive Plan and the Employees' Stock Purchase Plan provide rewards to executives and other employees only to the extent that the stockholders similarly benefit.

     The goals of the Company's compensation program are to:

        - Reward executives for long-term strategic management and the enhancement of stockholder value through appropriate equity ownership in the Company.

        - Integrate compensation programs with both the Company's annual and longer-term strategic planning and measurement processes.

        - Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance.

        - Attract and retain key executives critical to the long-term success of the Company.

     The Company has established cash incentive plans which reward dental laboratory management and other designated key employees who directly influence the financial performance of an individual dental laboratory, reward key executives based upon the Company's achievement of corporate earning targets, expressed in terms of pre-tax income, as compared to the Company's budget for each year, and reward group managers based upon the achievement of earnings with each group manager's group of dental laboratories.

     The Committee's goal is to use compensation policies to closely align the interests of management, including attainment of certain short-term performance goals, with the interests of the Company's stockholders in building long-term value. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Company's compensation program and to take into account factors which are unique to the Company.

     With respect to Mr. Brown, the Company's President, the Committee increased his 1999 base pay by approximately 8.3%, from $120,000 to $130,000. In recognition of Mr. Brown's increased duties and responsibilities during 1999 following the untimely death of the Company's long-time Chief Executive Officer, William Mullahy, on July 18, 1999, as well as the Company's financial performance during the year, the Committee increased Mr. Brown's participation under the executive cash incentive plan referred to above from 50% of base salary to 60% for 1999.

     With respect to the other executive officers named in the compensation tables below (with the exception of Mr. Mullahy), the Committee reviewed and recommended approval by the Board of the cash compensation proposals made for such officers by Mr. Brown as President. These included increases in bonuses based on short-term performance factors.

     The Committee did not make any stock option grants to executive officers during 1999, after several years of making relatively modest grants, most recently in December, 1998.

                                            Jack R. Crosby
                                            David V. Harkins
                                            William H. McClurg
                                            Norman F. Strate

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment and change of control severance agreements with David L. Brown and Richard F. Becker (the "Agreements"). The Company's employment agreements with Messrs. Brown and Becker, which automatically renewed on April 1, 1998, provide for annual base salaries which may be increased at the discretion of the Board of Directors.

     The Agreements also provide for participation in the Company's Executive Incentive Compensation Plan, reimbursement of expenses, and the same benefits offered to the Company's executives generally. The Agreements provide for automatic renewal for one-year terms until termination by the Company or by the employee.

     The Agreements provide that each may receive severance benefits equal to two times their respective base salaries in effect immediately prior to the date of termination plus two times the average amount of the bonus payable for the two fiscal years ending on or immediately prior to the date of termination in the event that the executive is terminated by the Company without cause or the executive terminates his employment for certain specified reasons.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

     The following graph compares the Company's cumulative total stockholder return on its Common Stock during the five fiscal years ended December 31, 1999 with the cumulative total return of the Nasdaq Industrial Index and a peer group index described more fully below.

                   COMPARISON OF CUMULATIVE TOTAL RETURN (1)
  AMONG THE COMPANY ("NADX"), NASDAQ INDUSTRIAL INDEX AND PEER GROUP INDEX (2)

                                                          NADX                       NASDAQ                       PEERS
                                                          ----                       ------                       -----
12-31-94                                                 100.00                      100.00                      100.00
12-31-95                                                 257.89                      127.97                      128.82
12-31-96                                                 211.84                      147.20                      146.28
12-31-97                                                 231.58                      161.98                      146.68
12-31-98                                                 176.32                      173.02                      134.50
12-31-99                                                 176.32                      297.02                      129.16

(1) Assumes $100 invested on December 31, 1994 in the Company's Common Stock, the Nasdaq Industrial Index and the Peer Group Index, including reinvestment of any dividends paid on the investment.

(2) The Peer Group Index consists of Dentsply International, Inc. and Patterson Dental Company. The Company believes that the companies included in the Peer Group Index represent the publicly traded companies within the dental services industry.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the current executive officers of the Company, their ages, the positions and offices held by each such person, and the year each such person first served as an executive officer of the Company:

                                                                                    FIRST YEAR AS
                                                                                    AN EXECUTIVE
         NAME               AGE         EXECUTIVE POSITIONS AND OFFICES HELD           OFFICER
         ----               ---         ------------------------------------        -------------
David L. Brown              59    President, Treasurer, Assistant Clerk and             1984
                                  Director
Donald E. Merz              61    Senior Vice President                                 1987
Richard F. Becker, Jr.      47    Vice President-Finance, Chief Financial Officer       1990
                                  and Assistant Treasurer
Richard G. Mariacher        55    Vice President-Technical Services                     1982
Arthur B. Champagne         59    Group Vice President                                  1986
James F. Dodd, III          60    Group Vice President                                  1993
Eloy V. Sepulveda           64    Group Vice President                                  1994

---------------

     The following is a brief account of the background of each executive officer of the Company, with the exception of Mr. Brown, whose background is summarized on page 5 above.

     Mr. Merz has been in the dental laboratory industry for over 35 years with the Company or its predecessors. He has been a Vice President of the Company since 1987. In 1998, Mr. Merz became Senior Vice President and a member of the Management Committee of the Company.

     Mr. Becker served as Corporate Controller of the Company from 1984 to 1990, as Vice President and Corporate Controller from 1990 to 1996, and is currently Vice President -- Finance and Chief Financial Officer. Prior to joining the Company, Mr. Becker held a number of financial management positions with Etonic, Inc. and Kendall Company, subsidiaries of Colgate-Palmolive, Adage Corporation, William Underwood Company and Rix Corporation.

     Mr. Mariacher has served as Vice President-Technical Services of the Company since its inception. Mr. Mariacher has been with the Company or its predecessors for over 30 years. He is the author of many technical articles, Chairman of the National Board for Certification of Dental Laboratories, Technical Editor of Laboratory Management Today, serves as Chairman of the Board of Directors of the CAL-Lab Group and is a member of the American Prosthodontic Society and the Academy of Esthetic Dentistry.

     Mr. Champagne has been a Vice President of the Company since 1986 and has operational responsibility for the Company's five dental laboratory locations in New England and Delaware. Mr. Champagne has been employed by the Company or its predecessors for over 40 years.

     Mr. Dodd has been a Vice President of the Company since 1993 and has operational responsibility for the Company's four dental laboratories in Indiana, Tennessee, Florida and Washington. He was the founder and President of Dodd Dental Laboratories, Inc., from 1963 until its acquisition by the Company in 1992. Mr. Dodd has also served as President of the Dental Laboratory Conference (1987-1998), as President of the Delaware Dental Laboratory Association (1971-1973), as director (1988-1993), Secretary (1992-1993) and
Treasurer (1991-1992) of the American Fund for Dental Health, and has served as director of the American Dental Trade Association since 1999.

     Mr. Sepulveda has been employed by the Company or its predecessors for the past 40 years. He has served as a Vice President since 1994 and has operational responsibilities for the Company's seven dental laboratories in the states of Texas, Louisiana, Oklahoma, Mississippi and Arizona.

     The officers of the Company serve at the discretion of the Board of Directors.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for the past three fiscal years, information concerning the annual and long-term compensation for services rendered to the Company by certain persons who served as executive officers of the Company during 1999 and whose annual compensation for 1999 exceeded $100,000 (the "Named Executive Officers").

                                                                                     LONG TERM COMPENSATION
                                                                                    -------------------------
                                                        ANNUAL COMPENSATION         SECURITIES    ALL OTHER
NAME AND PRINCIPAL                                 ------------------------------   UNDERLYING   COMPENSATION
POSITION                                           YEAR   SALARY($)   BONUS($)(3)   OPTIONS(#)      ($)(4)
------------------                                 ----   ---------   -----------   ----------   ------------
William M. Mullahy...............................  1999     94,230      265,452           --        2,356
  Former Chief Executive                           1998    175,000      105,000           --        4,000
  Officer(1)                                       1997    175,000      105,000       20,000        3,500
David L. Brown...................................  1999    130,000      100,000           --        2,500
  President and Treasurer                          1998    120,000       60,000        6,000        2,500
                                                   1997    100,000       73,250        6,000        2,000
Donald E. Merz...................................  1999     80,000      117,453           --        2,046
  Senior Vice President                            1998     70,000      107,455        6,000        1,750
                                                   1997     58,000       98,185        4,000        1,160
Eloy V. Sepulveda................................  1999     80,000       75,007           --        2,000
  Group Vice President                             1998     80,000       69,066        3,000        2,000
                                                   1997     67,000       89,276        6,000        1,340
Arthur B. Champagne..............................  1999     70,000       74,672           --        1,900
  Group Vice President                             1998     70,000       50,943        3,000        1,750
                                                   1997     60,000       49,157        4,000        1,200
Richard F. Becker, Jr............................  1999     92,000       48,000           --        2,298
  Vice President-Finance                           1998     86,000       40,000        4,000        2,150
  and Chief Financial Officer                      1997     72,000       49,600        4,000        1,440
Thomas E. Gildersleeve...........................  1999     94,230      107,496           --           --
  Former Vice President                            1998     85,000       50,000        6,000        2,125
  and Chief Operating Officer(2)                   1997     61,539       60,000        4,000        1,230

---------------
(1) Mr. Mullahy passed away on July 18, 1999. The 1999 salary shown was paid to him between January 1 and July 18, 1999. The 1999 bonus shown includes payments made to his surviving spouse under the terms of an Employment Agreement dated April 1, 1995 and a Salary Continuation Agreement dated April 1, 1985.

(2) Mr. Gildersleeve's employment with the Company ended on December 13, 1999.

(3) Paid for services rendered in 1997, 1998 or 1999 under the Corporate Executives Incentive Compensation Plan, as to Messrs. Mullahy, Brown, Merz, Sepulveda, Champagne, Becker and Gildersleeve, and under the Company's Laboratory Incentive Compensation Plan, as to Messrs. Merz, Sepulveda and Champagne.

(4) Represents the Company's matching contribution for the account of the Named Executive Officer under the Company's Dollars Plus Plan, a plan qualified under sec.401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The matching contribution is 100% of the first 1% of salary contributed by the employee and 50% of the next 3% of salary contributed.

               AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning options exercised during 1999, and the unexercised options held as of December 31, 1999, by the Named Executive Officers.

                                                                NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                    SHARES                        OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                   ACQUIRED       VALUE              YEAR-END(#)              AT FISCAL YEAR END ($)(9)
                                  ON EXERCISE    REALIZED    ----------------------------    ----------------------------
              NAME                    (#)         ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
              ----                -----------    --------    -----------    -------------    -----------    -------------
William M. Mullahy..............        --            --       6,666(2)             --             --              --
David L. Brown..................     2,000        14,500      11,000(3)          6,000         16,500           6,000
Donald E. Merz..................     1,500        10,875       9,166(4)          5,334         16,500           6,000
Eloy V. Sepulveda...............        --            --      11,000(5)          4,000         19,500           3,000
Arthur B. Champagne.............        --            --       5,166(6)          3,334          1,500           3,000
Richard F. Becker, Jr...........        --            --       8,999(7)          4,001         15,500           4,000
Thomas E. Gildersleeve..........        --            --      34,666(8)             --         25,500              --

---------------
(1) The value realized upon exercise of the options is determined by multiplying the number of options exercised by the difference between the market price of the Common Stock on the date of exercise of the options and the exercise price of the options exercised.

(2) Mr. Mullahy's options were granted on October 27, 1997 at an exercise price of $20.50, and expire July 18, 2000.

(3) Mr. Brown's options were granted on April 4, 1995 (3,000 shares), April 8, 1996 (2,000 shares), October 27, 1997 (6,000 shares) and December 21, 1998
    (6,000 shares) at exercise prices of $12.25, $19.75, $20.50 and $15.25, respectively, and expire April 4, 2005, April 8, 2006, October 27, 2007 and December 21, 2008, respectively.

(4) Mr. Merz's options were granted on April 4, 1995 (3,000 shares), April 8, 1996 (1,500 shares), October 27, 1997 (4,000 shares) and December 21, 1998
    (6,000 shares) at exercise prices of $12.25, $19.75, $20.50 and $15.25, respectively, and expire April 4, 2005, April 8, 2006, October 27, 2007 and December 21, 2008, respectively.

(5) Mr. Sepulveda's options were granted on April 4, 1995 (4,000 shares), April 8, 1996 (2,000 shares), October 27, 1997 (6,000 shares) and December 21,
    1998 (3,000 shares) at exercise prices of $12.25, $19.75, $20.50 and $15.25, respectively, and expire April 4, 2005, April 8, 2006, October 27, 2007 and December 21, 2008, respectively.

(6) Mr. Champagne's options were granted on April 8, 1996 (1,500 shares), October 27, 1997 (4,000 shares) and December 21, 1998 (3,000 shares) at exercise prices of $19.75, $20.50 and $15.25, respectively, and expire April 8, 2006, October 27, 2007 and December 21, 2008, respectively.

(7) Mr. Becker's options were granted on April 4, 1995 (3,000 shares), April 8, 1996 (2,000 shares), October 27, 1997 (4,000 shares) and December 21, 1998
    (4,000 shares) at exercise prices of $12.25, $19.75, $20.50 and $15.25, respectively, and expire April 4, 2005, April 8, 2006, October 27, 2007 and December 21, 2008, respectively.

(8) Mr. Gildersleeve's options were granted on April 4, 1995 (5,000 shares), April 8, 1996 (15,000 shares), December 10, 1996 (10,000 shares), October 27, 1997 (2,666 shares) and December 21, 1998 (2,000 shares) at exercise prices of $12.25, $19.75, $18.50, $20.50 and $15.25, respectively, and expire March 13, 2000.

(9) The value of unexercised in-the-money options at the end of fiscal year 1999 is determined by multiplying the number of options held by the difference between the market price of the Common Stock underlying the options on December 31, 1999 ($16.75 per share) and the exercise price of the options granted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on a review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that Section 16 Reports were not required, the Company believes that all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to 1999 have been complied with on a timely basis.

                                 PROPOSAL NO. 2
               INCREASE IN SHARES RESERVED UNDER 1992 EMPLOYEES'
                              STOCK PURCHASE PLAN

 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL OF THE
             AMENDMENT TO THE 1992 EMPLOYEES' STOCK PURCHASE PLAN.

BACKGROUND OF THE PLAN

     The Company has a 1992 Employees' Stock Purchase Plan (the "ESPP") which is available to certain employees of the Company. The ESPP was adopted by the Board of Directors of the Company on May 22, 1992, and received stockholder approval on May 26, 1992.

     The ESPP is intended to encourage ownership of common stock by employees of the Company and to provide additional incentive for employees to promote the success of the business of the Company by enabling eligible employees to purchase shares of Common Stock at a discount from market value through a payroll deduction program. The ESPP is intended to be an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. This is a broad-based plan, open to substantially all of the Company's full-time employees.

     As of December 31, 1999 71,888 shares had been purchased under the ESPP and it is estimated that an additional 21,000 will be purchased in the current plan year on or about March 31, 2000. As a result, without the proposed amendment, only approximately 7,000 shares would remain available for future purchases.

PROPOSED AMENDMENT OF THE PLAN

     The Board of Directors of the Company approved an amendment to the ESPP on January 25, 2000, subject to stockholder approval at the Meeting, to increase the number of shares of Common Stock available for issuance under the ESPP by 100,000 shares. In all other respects, the ESPP would remain unchanged.

CONCLUSION AND RECOMMENDATION

     The Board of Directors recommends a vote "for" approval of the amendment. The Board of Directors believes that the additional 100,000 shares, which represent approximately 2.8% of the current number of outstanding shares of Common Stock, are necessary (i) in order for the Company to continue to attract and retain key personnel, and (ii) in order to continue to more closely align the interests of such personnel with those of the stockholders.

     A quorum being present, the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on the amendment shall be required for its approval. Thus, abstentions or broker non-votes, if any, will not be included in the totals and will have no effect on the outcome of the vote.

                                 PROPOSAL NO. 3
                             SELECTION OF AUDITORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS.

     The Board of Directors has selected Arthur Andersen LLP to act as auditors for the Company's current fiscal year. A quorum being present, the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on the appointment of the auditors shall be required for approval. Thus, abstentions or broker non-votes, if any, will not be included in the totals and will have no effect on the outcome of the vote.

     In the event the appointment of Arthur Andersen LLP as independent auditors for fiscal year 2000 is not approved by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year 2000 will be permitted to stand unless the Board finds other good reason for making a change.

     A representative of Arthur Andersen LLP will be present at the Meeting and will be provided the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the stockholders.

     The Company's consolidated financial statements for the fiscal year ended December 31, 1999, were audited and reported upon by Arthur Andersen LLP. In connection with that audit, Arthur Andersen LLP also reviewed the Company's Annual Report, quarterly financial statements, and the Company's filings with the Securities and Exchange Commission and consulted with management as to the financial statement implications of matters under consideration.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the Meeting. If any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. The Board of Directors knows of no matter to be acted upon at the Meeting that would give rise to appraisal rights for dissenting stockholders.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for action at the Company's 2001 Annual Meeting of Stockholders must submit the proposal in writing so as to be received by the Company at its principal executive offices no later than November 3, 2000.

              YOUR VOTE IS IMPORTANT TO US, WHETHER YOU OWN FEW OR
                 MANY SHARES. PLEASE FILL IN, DATE AND SIGN THE
                   ENCLOSED PROXY CARD AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE
---------------------------                      1. Proposal to fix the number of directors at      For All     With-     For All
NATIONAL DENTEX CORPORATION                         five and to elect the following persons as     Nominees     hold      Except
---------------------------                         directors.
                                                                                                      [ ]        [ ]        [ ]
Mark box at right if an address change    [ ]
or comment has been noted on the reverse            (01) David L. Brown   (03) David V. Harkins
side of this card.                                  (02) Jack R. Crosby   (04) William H. McClurg
                                                                          (05) Norman F. Strate
RECORD DATE SHARES:
                                                    To withhold authority to vote for any individual nominee, mark the "For
                                                    All Except" box and strike a line through the name(s) of the nominee(s) in the list above.

                                                 2. Proposal to approve the amendment to the        For       Against      Abstain
                                                    Company's 1992 Employees' Stock Purchase        [ ]         [ ]          [ ]
                                                    Plan (the "ESPP") to increase the number
                                                    of shares of common stock reserved for
                                                    issuance under the ESPP by 100,000 shares
                                                    (representing approximately 2.8% of the
                                                    outstanding shares).

                                                 3. Proposal to approve the appointment of          For       Against      Abstain
                                                    Arthur Andersen LLP as Auditors.                [ ]         [ ]          [ ]

 Please be sure to              --------------   4. In their discretion on any other matters as may properly come before the
 sign and date this Proxy.      Date                meeting or at any adjournment or postponement thereof.
----------------------------------------------

----------------------------------------------
 Shareholder sign here      Co-owner sign here

    DETACH CARD                                                                                                      DETACH CARD

                           NATIONAL DENTEX CORPORATION

       Dear Shareholder,

       Please take note of the important information enclosed with this proxy card. This is your opportunity to vote on important matters related to the management and operation of your Company. These are discussed in detail in the enclosed proxy materials.

       Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

       Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

       Your proxy card must be received prior to the Special Meeting in Lieu of Annual Meeting of Shareholders, which is scheduled to be held on April 4, 2000.

       Thank you in advance for your prompt consideration of these matters.

       Sincerely,

       NATIONAL DENTEX CORPORATION

                          NATIONAL DENTEX CORPORATION

             PROXY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                        OF SHAREHOLDERS ON APRIL 4, 2000
             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Special Meeting in Lieu of Annual Meeting of Shareholders, Proxy Statement and the Annual Report of National Dentex Corporation (the "Company"), hereby appoint(s) David V. Harkins, David L. Brown, and Richard F. Becker or any one of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Shareholders of the Company to be held at The Sky Restaurant, 120 Boston Post Road, Sudbury, Massachusetts, 01776 at 10:00 a.m. on Tuesday, April 4, 2000 and at any adjournment or postponement thereof, and thereat to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2, AND 3.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote (a) upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting, and (b) with respect to the selection of Directors in the event of any unforeseen emergency.

Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.

---------------------------------------------------------------------------------------------------------------------------------
                    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
---------------------------------------------------------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                                                     DO YOU HAVE ANY COMMENTS?

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